EXHIBIT 4.5
DIVERSA CORPORATION

WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF DIVERSA CORPORATION

No.: Syngenta-1	Warrant to Purchase [ ] Shares

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

FOR VALUE RECEIVED, DIVERSA CORPORATION, a Delaware corporation (the “Company”), hereby certifies that SYNGENTA PARTICIPATIONS AG, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, [        ] fully paid and non-assessable shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

1. Definitions.	(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Exercise Price” means $22 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

“Expiration Date” means the fifteenth anniversary of the Closing Date at 5:00 p.m. New York City time.

“Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Holder” means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any transferee pursuant to the provisions of this Agreement of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer pursuant to the provisions of this Warrant to designate a successor Principal Holder in the manner described above.

“Transaction Agreement” means the Transaction Agreement dated as of December 3, 2002 among the Company, the Holder and Torrey Mesa Research Institute, a Delaware corporation.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

(b)    Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Transaction Agreement.

2.	Exercise of Warrant.

(a)    The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, commencing on the fifth anniversary of the Closing Date and ending on the Expiration Date or, if any such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. Subject to paragraph 2(e) below, no earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. At the close of business on the date of such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)    The Exercise Price may be paid in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the then Holder of this Warrant.

(c)    If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant

Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company within a reasonable time. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to the provisions of this Warrant as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same as promptly as reasonably practicable.

(d)  Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall, as promptly as reasonably practicable, transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee pursuant to the provisions of this Warrant as may be directed in writing by the Holder, and shall, as promptly as reasonably practicable, deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

(e)  In lieu of making the cash payment required to exercise the Warrant pursuant to paragraph 2(a) (but in all other respects in accordance with the exercise procedure set forth in paragraph 2(a)), the Holder may elect to convert this Warrant into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained under the following equation:

X = (A - B) x C where:
                        A

X =	the number of shares of Common Stock issuable upon exercise pursuant to this paragraph 2(e).

A =	the Current Market Price Per Common Share (as defined below) on the date on which the Holder delivers the Warrant Exercise Subscription Form pursuant to paragraph 2(a).

B =	the Exercise Price.

C =	the number of shares of Common Stock as to which this Warrant is being exercised pursuant to paragraph 2(a).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph 2(e).

3.    Restrictive Legend; Restrictions on Transfer. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate until such time as such legend is removed pursuant to Section 6.04 of the Transaction Agreement. The Holder agrees not to make any transfer or disposition of all or any portion of the Warrant Shares unless (a) there is then in effect a registration statement under the 1933 Act covering such proposed transfer or disposition and such transfer or disposition is made in accordance with such registration statement, (b) such transfer or disposition is made in accordance with Rule 144 under the 1933 Act or (c) (i) the transferee has agreed in writing to be bound by these transfer restrictions, (ii) the Holder shall have notified the Company of the proposed transfer or disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed transfer or disposition (but not necessarily the economic terms thereof) and (iii) if reasonably requested by the Company and the transfer is not to an Affiliate of the Holder, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer or disposition does not require registration of the Warrant Shares under the 1933 Act. The Holder agrees not to make any transfer or disposition of all or any portion of this Warrant unless (v) the transferee is an Affiliate of the Holder or the transferee is, substantially concurrently with the transfer, purchasing at least [        ]1 shares of Common Stock from the Holder, (w) this Warrant is transferred or disposed of in whole or in a portion representing at least 250,000 Warrant Shares, (x) the transferee has agreed in writing to be bound by these transfer restrictions, (y) the Holder shall have notified the Company of the proposed transfer or disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed transfer or disposition (but not necessarily the economic terms thereof) and (z) if reasonably requested by the Company and the transfer is not to an Affiliate of the Holder, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer or disposition does not require registration of this Warrant under the 1933 Act.

4.    Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens,

1 Half of the total shares of Diversa Common Stock (excluding the Warrant) held by Syngenta as of Closing.

security interests, charges and other encumbrances or (except as contemplated in the legend referred to in Section 3) restrictions on sale and free and clear of all preemptive rights.

5.    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the date on which the Holder delivers the Warrant Exercise Subscription Form pursuant to paragraph 2(a).

“Current Market Price Per Common Share” on any date shall be the average of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (A) the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (not identified as having been reported late to such system) (“NASDAQ”); or (B) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the closing price (at the close of the regular trading session) on such day as reported by the principal national securities exchange on which the shares are listed and traded, or, if not so listed and traded, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Principal Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Principal Holder and reasonably acceptable to the Company. The expense of such independent appraiser shall be shared equally by the Company and Principal Holder.

6.    Exchange, Transfer or Assignment of Warrant.

(a)  Subject to compliance with applicable federal and state securities laws and the provisions of the Warrant, this Warrant Certificate and all rights hereunder are transferable by the registered holder hereof. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

(b)  Subject to compliance with applicable federal and state securities laws and the provisions of this Warrant, the Holder of this Warrant shall be entitled to assign and transfer this Warrant, at any time in whole or from time to time in part (subject to Section 3 hereof, without obtaining the consent of the Company), to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, as promptly as reasonably practicable, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

7.    Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

8.    Anti-dilution Provisions.

(a)  In case the Company shall at any time after the date hereof subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced and the number of shares of Common Stock purchasable under this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reclassification shall be proportionately increased and the number of shares of Common Stock purchasable under this Warrant shall be proportionately decreased. In case the Company shall at any time after the date hereof declare a dividend or make a distribution on Common Stock payable in Common Stock, the Exercise Price in effect at the time of the record date for such dividend or distribution and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately adjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price (as defined below)) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the aggregate Exercise Price in effect at such time (the “Aggregate Exercise Price”)), such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend or distribution. If any declared dividend or distribution on Common Stock payable in Common Stock for which adjustments have been made pursuant to the immediately preceding sentence is not paid in whole or in part on the applicable payment date, then, effective as of the time of the record date for such dividend or distribution, the Exercise Price and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately readjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the Aggregate Exercise Price), such Holder would have owned upon such exercise and in fact received by virtue of such dividend or distribution. In case the Company shall at any time after the date hereof issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, as a condition to such reclassification, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time that this Warrant is exercisable to purchase, at a total price equal to that payable upon exercise of this Warrant, the kind and amount of capital stock receivable in connection with such recapitalization by a record holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such recapitalization. Such adjustments shall be made successively whenever any event listed above shall occur.

(b)  In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of this Warrant, (ii) pursuant to the Company’s employee stock option plans or employee stock purchase plans or pursuant to any similar Common Stock related employee compensation plan of the Company approved by the Board of Directors, (iii) pursuant to the terms of any arm’s-length “PIPE” or similar financing which by its customary commercial terms (in an arm’s-length transaction) involves the issuance of Common Stock at a discount to the Current Market Price Per Common Share (provided that such discount shall not exceed 10%), (iv) to the underwriters in any public offering of Common Stock registered under the 1933 Act at a reasonable discount based on prevailing market conditions, (v) to the counterparty pursuant to the terms of any arm’s-length and unaffiliated equity line of credit financing which by its customary commercial terms (in an arm’s-length transaction) involves the issuance of Common Stock at a discount to the Current Market Price Per Common Share (provided that (A) such discount shall not exceed 5% and (B) the resale of the Common Stock subject to the equity line of credit financing arrangement is registered under the 1933 Act), (vi) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(c) or 8(d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Common Share, the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current

Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors; provided that if the Principal Holder shall object to any such determination, such fair market value shall be as determined by an independent appraiser retained by the Principal Holder and reasonably acceptable to the Company. The expense of such independent appraiser shall be shared equally by the Company and Principal Holder. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors. Such adjustments shall be made successively whenever any event listed above shall occur.

(c)  In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into share of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever any such record date is fixed; and in the event that such rights, options or warrants or securities convertible into shares of Common Stock are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants or securities convertible into shares of Common Stock are entitled or the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities for such shares of Common Stock prior to their receipt of such shares of Common Stock (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options or warrants or securities convertible into shares of Common Stock that were not so issued or expired unexercised had never had their related record date fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock or required to pay such changed consideration, in the latter event.

(d)  In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause 8(b)(ii)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities (other than any securities issued in an arm’s-length “PIPE” or similar financing which by its customary commercial terms (in an arm’s-length transaction) involves the issuance of Common Stock at a discount to the Current Market Price Per Common Share (provided that such discount shall not exceed 10%)), and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to (and in respect of) their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants or convertible securities expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled or the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities for such shares of Common Stock prior to their receipt of such shares of Common Stock, whether upon the issuance of the rights, options, warrants or convertible securities or upon the issuance of the Common Stock (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock or required to pay such changed consideration, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph 8(d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph 8(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

(e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than (i) dividends payable in Common Stock or (ii) rights, options or warrants or convertible securities referred to in, and for which an adjustment is made pursuant to, paragraph 8(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph 8(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(f) No adjustment in the Exercise Price or otherwise pursuant to paragraphs 8(a) through (e) shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 8(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

(g) In the event that, at any time as a result of the provisions of this paragraph 8, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(h) Notwithstanding any other provision to the contrary, no adjustment in the Exercise Price or otherwise pursuant to paragraphs 8(a) through

(e) shall be required as a result of any of the following, in and of itself: (i) the issuance of any rights under the Rights Plan in connection with the issuance of any shares of Common Stock after December 22, 2000 pursuant to the declaration of the dividend of rights under the Rights Plan by the Board of Directors on December 13, 2000 or (ii) the issuance of any rights under any shareholder rights plan of the Company approved by the Board of Directors upon termination of the Rights Plan or expiration of the rights issued thereunder.

9.    Consolidation, Merger, or Sale of Assets.  In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter, upon exercise of this Warrant in accordance with and subject to all of the provisions of this Warrant, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent Person”), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

10.    Notices.  Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

Diversa Corporation
4955 Directors Place
San Diego, California 92121
Attention:  Karin Eastham
Fax:  858-526-5605

with a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
Attention:  Carl R. Sanchez, Esq.
Fax:  858-550-6420

If to the Holder:

Syngenta Participations AG
Schwarzwaldallee 215
CH-4002 Basel
Switzerland
Attention:  President
Fax:  (41) 61-323-7571

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:  Louis Goldberg, Esq.
Fax:  (212) 450-3800

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

11.    Rights of the Holder.  Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

12.    GOVERNING LAW.  THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

13.    Amendments; Waivers.  Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of [        ], 2002.

DIVERSA CORPORATION

By:
Name: Title:

Acknowledged and Agreed:

SYNGENTA PARTICIPATIONS AG

By:
Name: Title:

By:
Name: Title:

WARRANT EXERCISE NOTICE

(To be delivered prior to exercise of the Warrant
by execution of the Warrant Exercise Subscription Form)

To:	Diversa Corporation

The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.001 per share, of Diversa Corporation. The undersigned intends to exercise the Warrant to purchase              shares (the “Shares”) at $         per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares (i) in cash, certified or official bank or bank cashier’s check (or a combination of cash and check) or (ii) pursuant to the “cash-less” exercise mechanism described in Section 2(e) of the Warrant, as indicated below.

Date:

(Signature of Owner)
(Street Address)
(City) (State) (Zip Code)

Payment:        $             cash

               $             check

                        “cash-less” exercise pursuant to Section 2(e) of the Warrant

WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Warrant
after delivery of Warrant Exercise Notice)

To:	Diversa Corporation

The undersigned irrevocably exercises the Warrant for the purchase of              shares (the “Shares”) of Common Stock, par value $.001 per share, of Diversa Corporation (the “Company”) at $             per Share (the Exercise Price currently in effect pursuant to the Warrant) [and herewith makes payment of $             (such payment being made in cash or by certified or official bank or bank cashier’s check payable to the order of the Company or by any permitted combination of such cash or check) / pursuant to the “cash-less” exercise mechanism described in Section 2(e) of the Warrant], all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:

(Signature of Owner)
(Street Address)
(City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant
Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

WARRANT ASSIGNMENT FORM

Dated                     ,

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers unto                                                               (the
(please type or print in block letters)
“Assignee”),

(insert address)

this Warrant for up to [            ] shares of Common Stock and does hereby irrevocably constitute and appoint                                       Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature: